UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2013, Mitchell R. Miller resigned as the President and Chief Executive Officer of Poly Shield Technologies Inc. (the “Company”). Mr. Miller resigned voluntarily and not due to any disagreements with the Company on any matters. Mr. Miller will remain as a director of the Company.

Also on February 6, 2013, Rasmus Norling was appointed as the Company’s Chief Executive Officer and President to fill the vacancies created by Mr. Miller’s resignation. Mr. Norling was also appointed as a director of the Company, increasing the Company’s total number of directors to three.

Mr. Norling, 41, is the immediate past Manager of Research and Development of Marine Technical Services at Royal Caribbean International, Ltd., where he was employed since May 2000. During his employment at Royal Caribbean, Mr. Norling also held positions as Manager of Research and Development of Environmental Technologies, Manager of Research and Development of Energy Optimization, Ship Manager of Marine Operations, and Chief Engineer. Mr. Norling received a Marine Engineer degree from Högskolan i Kalmar, the maritime academy at Kalmar, Sweden in 1995. Mr. Norling intends to devote 100% of his business time to the affairs of the Company. The Company’s executive officers and directors hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Mr. Norling does not hold, and has not previously held, any directorships in any other reporting companies, and there are no family relationships among the Company’s directors or officers.

In accordance with the terms of an employment agreement entered into on December 1, 2012 (“Employment Agreement”), Mr. Norling was to become the Chief Executive Officer of the Company upon delivering to the Company certain minimum technology rights (the “Minimum Technology Rights”). On February 5, 2013 (the “Effective Date”), the Company’s board of directors determined that Mr. Norling had satisfied his obligations to deliver such Minimum Technology Rights and that Mr. Norling’s employment agreement was now effective. Under the terms of his Employment Agreement, Mr. Norling is entitled to a signing bonus of $180,000, which has been paid. Beginning on the first anniversary of the Effective Date, Mr. Norling is entitled to an annual salary of $180,000 per year. In addition, Mr. Norling is to be awarded 154,000,000 restricted shares of the Company’s common stock (the “Custodial Stock”). The Custodial Stock will be held in the custody of the Company, and will be subject to forfeiture pending the satisfaction by Mr. Norling of certain performance incentives. A more detailed description and copy of the Employment Agreement may be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2012.

On January 12, 2013, Mr. Norling assigned to the Company US and European patent applications for a desalination bio-scrubber technology designed to remove alkali metals from fuel in order to protect gas turbine engines from high temperature corrosion. This assignment was completed at no additional cost to the Company. On January 31, 2013, the Company purchased all of the issued and outstanding shares of Ecolutions, Inc. ("Ecolutions") from Mr. Norling for a purchase price of $53,000, which was paid by the issuance of 100,000 shares of the Company’s common stock. The purchase price for Ecolutions was in addition to the compensation that Mr. Norling is entitled to pursuant to his Employment Agreement. More information on the assignment of the US and European patent applications and the acquisition of Ecolutions may be found in the Company’s current reports on Form 8-K filed with the SEC on January 17, 2013 and February 6, 2013, respectively.

A copy of the Company’s news release regarding Mr. Norling’s appointment as CEO, President and a director of the Company is attached as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit	Description

99.1     Press release dated February 8, 2013, announcing the appointment of Rasmus Norling as CEO, President and a director of Poly Shield Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: February 8, 2013	By:	/s/ John da Costa

Name: John da Costa
Title: Chief Financial Officer